                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TRANS WORLD AIRLINES, INC.
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              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   Common Stock, par value $.01 per share and Employee Preferred Stock , par
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   value $.01 per share.
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   (2)  Aggregate number of securities to which transaction applies:

   50,316,600
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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   N/A
   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   N/A
   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   $0
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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   N/A
   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

   ----------------------------------------------------------------------------

   (4)  Date Filed:

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
                          TRANS WORLD AIRLINES, INC.

To our Stockholders:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Trans World Airlines, Inc. (the "Company").

    As shown in the formal notice enclosed, the meeting will be held at America's Center, 801 Convention Plaza, St. Louis, Missouri 63101, on Thursday, May 29, 1997, at 10:00 a.m. local time.

    The subjects proposed for action at the meeting are: (i) the election of five Class I directors, (ii) the ratification of the appointment of KPMG Peat Marwick LLP as independent accountants for the fiscal year ending December 31, 1997, and (iii) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

    To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

    It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.

                                          Sincerely yours,

                                          /s/ GERALD L. GITNER

                                          GERALD L. GITNER
                                          Chairman of the Board and
                                          Chief Executive Officer

                          TRANS WORLD AIRLINES, INC.
                       NOTICE OF MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

TO THE STOCKHOLDERS OF
TRANS WORLD AIRLINES, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Trans World Airlines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 29, 1997, at 10:00 a.m., local time, at America's Center, 801 Convention Plaza, St. Louis, Missouri 63101, for the purposes of considering and acting upon the following:

        (1) the election of five Class I directors of the Company for terms ending with the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified;

        (2) the ratification of the appointment of KPMG Peat Marwick LLP as independent accountants for the fiscal year ending December 31, 1997; and

        (3) the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors recommends that you vote, according to your voting rights, "FOR" the nominees for Class I directorships and further recommends that Stockholders vote "FOR" agenda item 2 above.

    Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    Only stockholders of record at the close of business on April 7, 1997, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours, during the ten days prior to the Meeting, at the Company's headquarters located at One City Centre, 515 N. Sixth Street, St. Louis, Missouri 63101.

                                          By Order of the Board of Directors

                                          /s/ KATHLEEN A. SOLED

                                          KATHLEEN A. SOLED
                                          Corporate Secretary

St. Louis, Missouri

April 21, 1997

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

                          TRANS WORLD AIRLINES, INC.
                                ONE CITY CENTRE
                              515 N. SIXTH STREET
                           ST. LOUIS, MISSOURI 63101

                    PROXY STATEMENT, DATED APRIL 21, 1997,
                          FOR MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

                                 INTRODUCTION

VOTE BY PROXY

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Trans World Airlines, Inc. (the "Company" or "TWA") from the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company's preferred stock issued in three series to TWA union employees, $0.01 par value per share (the "Employee Preferred Stock"), which are the series of capital stock of the Company entitled to vote at the Meeting (the Common Stock and the Employee Preferred Stock are sometimes referred to collectively herein as the "Voting Stock"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997, at 10:00 a.m., local time, and any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying
Notice of Meeting and described in detail herein. This Proxy Statement, together with a form of proxy, is first being mailed to security holders on or about April 21, 1997.

    All properly executed proxies in the form enclosed received in time for the Meeting will be voted, according to their voting rights and in accordance with the instructions contained thereon and, if no choice is specified, proxies will be voted, according to their voting rights, FOR the election of the five nominees for Class I directors named herein and for Agenda Item Two described herein.

    Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Meeting by filing with the Corporate Secretary of the Company, at the address of the Company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the Meeting, such person may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the Meeting, and vote such person's shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the Meeting in accordance with the instructions specified therein.

    Certain beneficial holders of Voting Stock will receive proxy materials pursuant to the federal securities laws, even though, with respect to certain matters, such beneficial holders do not have the right to vote the shares of Voting Stock which they hold beneficially and do not have the right to direct the registered holder of such shares with respect to the manner in which such shares are to be voted. See "Voting Rights."

COST OF PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company.

    Proxies may be solicited by the Company's directors, officers and regular employees, without separate remuneration, in person or by telephone, facsimile transmission, telegram or mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of Common Stock and such persons will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") for sending proxies and proxy materials to the beneficial owners of shares of the Common Stock.

    In connection with the Meeting, the Company has retained D. F. King & Co. ("D.F. King") 77 Water Street, Twentieth Floor, New York, New York 10005, to assist the Company in the distribution and solicitation of proxies. D.F. King's services may include the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians of the Common Stock for distribution to the beneficial owners of such Common Stock, as well as the solicitation of proxies from such beneficial owners. The Company has agreed to pay D.F. King a solicitation fee of $7,500 plus $3.00 per telephone contact and to reimburse D.F. King for all reasonable out-of-pocket expenses incurred by it in connection with its activities on behalf of the Company.

    The Annual Report of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed prior to or concurrently with this Proxy Statement to all holders of record of Voting Stock as of April 7, 1997, (the "Record Date"), except for accounts where the holder has filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of the Record Date.

                     OUTSTANDING SHARES AND VOTING RIGHTS

    The Common Stock and the Employee Preferred Stock, which are together referred to as the Voting Stock, are the only two classes of the Company's securities with general voting rights, with each share of Voting Stock entitled to vote on each matter properly coming before the Meeting other than for the election of directors. The Common Stock and Employee Preferred Stock have separate voting rights with respect to the election of directors. As of the Record Date, the Company had a total of 44,083,266 shares of Common Stock issued and outstanding and 6,233,334 shares of Employee Preferred Stock issued and outstanding. Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. As of the Record Date, there were 18,103 holders of record of Common Stock and five holders of record of Employee Preferred Stock.

    Pursuant to the terms of trusts established for the benefit of TWA employees represented by the Air Line Pilots Association, International ("ALPA"), the International Association of Machinists and Aerospace Workers (the "IAM"), as well as employees of the Company not represented by labor unions, the participants of such trusts, as beneficial holders of the Voting Stock, do not have the right to direct the manner in which such shares are voted by the trustees of each trust with respect to any of the agenda items for the Meeting. Such trusts are the TWA Air Line Pilots Supplemental Stock Plan (the "ALPA Trust"), the TWA Air Line Pilots 1995 Employee Stock Ownership
Plan (the "ALPA ESOP Trust"), the IAM Trans World Airlines Employees' Stock Ownership Plan (the "IAM Trust"), the IAM Trans World Airlines Employees'
Stock Ownership Plan for Flight Attendants (the "Flight Attendant Trust"), and the Trans World Airlines, Inc. Employee Stock Ownership Plan (the "Other Employee Trust"). The Independent Federation of Flight Attendants ("IFFA") previously represented the Company's flight attendants. However, on March 6, 1997, the National Mediation Board certified the IAM as the bargaining representative for TWA's flight attendants. The IAM has advised the Company that it will exercise control of the Flight Attendant Trust. Only the trustees of such trusts will receive proxy cards. Although each beneficial holder of the Voting Stock held by such trusts will receive a copy of this Proxy Statement and an Annual Report pursuant to rules promulgated by the SEC, none of such beneficial holders will receive a proxy card since the trustees, as the record holders, will cast the votes for such shares.

    The Employee Preferred Stock is comprised of three series; the ALPA Preferred Stock, the IAM Preferred Stock and the Flight Attendant Preferred Stock (formerly known as IFFA Preferred Stock). The holders of ALPA Preferred Stock are entitled to elect one director to the Board of Directors of the Company (the "Board of Directors" or the "Board"), the holders of IAM
Preferred Stock are entitled to elect two directors, and the holders of the Flight Attendant Preferred Stock are entitled to elect one director. At the Company's 1995 annual meeting of stockholders, holders of each series of Employee Preferred Stock each elected one Class II director to terms expiring in 1998. At the Company's 1996 annual meeting of stockholders, the holder of the IAM Employee Preferred Stock elected one Class III director for a term expiring in 1999. Holders of ALPA Preferred Stock, IAM Preferred Stock and Flight Attendant Preferred Stock will not be entitled to vote for the election of any directors at the Meeting. The holders of Common Stock will be entitled to elect all five members of Class I.

    Holders of a majority of the outstanding shares of the Common Stock, if present in person or represented by proxy, will constitute a quorum at the Meeting for the purpose of electing the five Class I directors. Holders of a majority of the outstanding shares of Voting Stock, if present in person or represented by proxy, will constitute a quorum at the Meeting for the purpose of transacting all other business to be conducted at the Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For all other matters other than the right to elect directors, shares of Employee Preferred Stock are equivalent to shares of Common Stock for voting purposes. Therefore, the total vote required to approve any matter other than the election of directors will be the required percentage of Voting Stock.

    The five Class I directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and casting votes for the position on the Board which that nominee represents. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors. The ratification of auditors must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock entitled to vote thereon present or represented by proxy at the Meeting and casting votes. Abstentions and broker-non votes will have no effect on ratification of the selection of auditors.

    The Certificate of Incorporation does not contemplate cumulative voting. Accordingly, holders of a majority of the shares of Common Stock voting in an election of directors can, if they choose to do so, elect one hundred percent (100%) of this class of directors.

    The IAM Trust and the Flight Attendant Trust. Pursuant to the terms of each of the IAM Trust and the Flight Attendant Trust, for matters calling for the approval of the holders of the Voting Stock, a plan trustee committee for each trust will instruct Fleet National Bank, N.A., as trustee for the IAM Trust, and the American Stock Transfer & Trust Company ("AST"), as trustee for the Flight Attendant Trust, respectively, on how to vote the Voting Stock held in the applicable trust. For this purpose, a plan trustee committee may, but is not obligated to, instruct the plan trustee to vote such Voting Stock in a given manner or to solicit proxies from each participant or beneficiary designating the manner in which the shares of Voting Stock allocated to his or her stock account shall be voted. The plan trustee committees for each of the IAM Trust and the Flight Attendant Trust have informed the Company that they have elected to instruct the respective plan trustee to vote the Voting Stock.

    The plan trustee committee for the IAM Trust is composed of one or more individuals selected by the IAM. The current members of such committee are William O'Driscoll and Gary Poos. The plan trustee committee for the Flight Attendant Trust is composed of one or more members selected by the IAM. The current members of such committee are William O'Driscoll, Sherry Cooper and Rocky Miller.

    The ALPA Trust. Under the ALPA Trust, Don R. Jacobs, William F. Kessler and Scott Schwartz, as co-trustees of the ALPA Trust, have the power to determine, in their sole and absolute discretion, how to vote the Voting Stock held in (or entitled to be received by) such trust. The trustees' decision on the manner of voting the stock held by such trust shall be final and binding on all employees, pilot retirees, beneficiaries, and any parties covered by such trust.

    The ALPA ESOP Trust. Pursuant to the terms of the ALPA ESOP Trust, for matters calling for the approval of the holders of the Voting Stock, a plan ESOP committee will instruct AST, as trustee for the ALPA ESOP Trust, on how to vote the Voting Stock held in the trust. For this purpose, the plan ESOP committee may, but is not obligated to, instruct the plan trustee to vote such Voting Stock in a given manner or to solicit proxies from each participant or beneficiary designating the manner in which the shares of Voting Stock allocated to his or her stock account shall be voted. The plan ESOP committee has informed the Company that they have elected to instruct the plan trustee to vote the Voting Stock.

    The plan ESOP committee for the ALPA ESOP Trust is composed of three or more individuals selected by ALPA. The current members of such committee are Captain David F. LaRocque, Captain H. O. Van Zandt and William F. Kessler.

    The Other Employee Trust. The voting rights of all shares of Common Stock held in the Other Employee Trust are exercisable by Boston Safe Deposit and Trust Company as trustee for such trust in accordance with the provisions of the plan for such trust. Under the Other Employee Trust, the trustee upon direction of a designated committee has the power to vote shares of Common Stock held in the trust and exercise any other rights or privileges associated with such Common Stock in accordance with the terms of the plan for such trust. Such committee may authorize the trustee to exercise any power without specific directions or other instructions from such committee with respect to which direction from such committee is called for in the Other Employee Trust Agreement. Such committee is composed of Richard P. Magurno, Senior Vice President and General Counsel of the Company, and Charles J. Thibaudeau, Senior Vice President--Employee Relations of the Company.

                                AGENDA ITEM ONE

                         ELECTION OF CLASS I DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION REGARDING DIRECTORS

    The number of directors on the Board of Directors currently has been fixed at fifteen. Directors serve until that annual meeting of stockholders at which their term of office expires. In the case of a vacancy, other than a vacancy in a seat to which Employee Preferred Stockholders are entitled to fill, the Board of Directors may elect another director as a replacement or leave the vacancy unfilled.

    Nominations by stockholders may be made in accordance with the Amended and Restated By-laws of the Company (the "By-laws"), which require advance notice be given to the Company and require that certain information be furnished for stockholder nominations for directors.

    Proxies received from holders of Common Stock will be voted for the election of the applicable nominees named below as Class I directors for a term expiring at the 1998 Annual Meeting of Stockholders, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the applicable management of the Company. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The only seats on the Board of Directors for which elections will be held this year are the five Class I directorships.

    Biographical information furnished to the Company by each director is set forth below:

NOMINEES FOR ELECTION AND REELECTION AS CLASS I DIRECTORS

    John W. Bachmann, age 58, has been a director of TWA since April 1, 1996. Mr. Bachmann has been managing principal of Edward Jones since January, 1980. Mr. Bachmann serves as Chairman of the St. Louis Regional Commerce and Growth Association/Civic Progress panel studying airport expansion and modernization in St. Louis. Mr. Bachmann served as a member of the U.S. Steering Committee for the Group of 30 and chaired its securities settlement implementation taskforce in 1989. He also served two consecutive terms as Chairman of the Securities Industry Association from 1987 to 1989. Mr. Bachmann has served as a member of the Board of Governors of the Chicago Stock Exchange and as a member of the Regional Firms Advisory Board of the New York Stock Exchange. He is the Chairman of the St. Louis Symphony Society, a Trustee of Washington University and Wabash College. He is a member of the Board of Visitors of the Peter F. Drucker Center. Mr. Bachmann's term of office as a director expires with the annual meeting of stockholders in 1997.

    William F. Compton, age 49, was appointed Executive Vice President--Operations on March 13, 1997, subject to Board approval which was given on March 27, 1997. He had been acting in such position since December 14, 1996. He was the ALPA-designated director of TWA from November 3, 1993 until March, 1997, at which time he resigned and was appointed a management-designated director. A pilot for TWA since September 13, 1968, Mr. Compton was an Executive Board Member and Master Chairman of the TWA Master Executive Council ("MEC") of ALPA from September 1991 to September 11, 1995, Coordinator for the Company's Productivity Task Force until September 6, 1995, a member of the TWA Labor Advisory Committee from August 1992 until September 1995. He was Chairman of the TWA MEC Negotiating Committee from March 1988 to September 1991, a member of the ALPA National Collective Bargaining Committee from June 1988 to June 1990, and a member of the TWA MEC Negotiating Committee from June 1986 to March 1988. Mr. Compton's term of office as a director expires with the Annual Meeting of Stockholders in 1997. Mr. Compton serves as an officer of the Company at the pleasure of the Board of Directors.

    Eugene P. Conese, age 67, has been a director of TWA since November 3, 1993. Mr. Conese has been Chairman of the Board and Chief Executive Officer of Greenwich Air Services, Inc. ("GAS") since October 1987, and Chairman of the Board and President of World Air Lease, Inc. since July 1989. He was founder of The Greenwich Company Ltd. ("GCL") and served as Chairman of the Board and Chief Executive Officer from August 1980 until December 30, 1995, when GCL was merged with and into GAS. He also served as Chief Executive Officer and director of Irvin Industries, Inc. ("II") from October 1975 to October 1979, and President and member of the Board of Directors of II from September 1970 to September 1975. He is a Trustee of Iona College in New Rochelle, New York. Mr. Conese's term of office as director expires with the Annual Meeting of Stockholders in 1997.

    General Merrill A. McPeak (USAF, Ret.), age 61, has been nominated to be a director of TWA. He is President of McPeak and Associates, an aerospace consulting firm, and a director of ECC International Corp., Praegitzer Industries, Tektronix, Inc., and Thrustmaster, Inc. General McPeak was Chief of Staff, United States Air Force, 1990-1994, Commander-in-Chief, Pacific Air Forces, 1988-1990 and Commander, 12th Air Force, 1987-1988. He serves on the national boards of the Air Force Association, the National Aeronautic Association and the International Aerobatic Club.

    Blanche M. Touhill, age 65, has been nominated to be a director of TWA. She is Chancellor, since 1991, and Professor of History and Education at the University of Missouri-St. Louis. She was Interim Chancellor from 1990 to 1991 and Vice Chancellor for Academic Affairs from 1987-1991. Ms. Touhill is a director of Boatmen's National Bank, Delta Dental, Christian Health Services, the Missouri Botanical Garden, the Urban League of Metropolitan St. Louis and the American Conference for Irish Studies.

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" THE REELECTION OF MESSRS. BACHMANN, COMPTON AND CONESE, AND THE ELECTION OF GENERAL MCPEAK AND MS. TOUHILL AS CLASS I DIRECTORS.

CONTINUING DIRECTORS

    Gerald L. Gitner, age 52, has been Chairman and Chief Executive Officer of TWA since February 12, 1997 (having been Vice Chairman and Acting Chief Executive Officer since December 14, 1996) and a director of TWA since November 3, 1993. He has been Chairman of Avalon Group, Ltd. since April 1992, and Co-Chairman of Global Aircraft Leasing Ltd. since 1990. Mr. Gitner was Vice Chairman of Tribeca Corporation from February 1990 to December 1991, Chairman of Tribeca Corporation from December 1991 to March 1992, and President and Chief Executive Officer, ATASCO USA Inc. from September 1986 to December 1989. Mr. Gitner was President of Texas Air Corp. from 1985 to 1986, Chairman and Chief Executive Officer of Pan American World Services from 1983 to 1985 and Vice Chairman of Pan American World Airways Inc. from 1983 to 1985. He was a founder of People Express Airlines, Inc. and served as its President from 1980 to 1982. Mr. Gitner is a director of ICTS International, N.V. and was a trustee of Boston University from 1984 to 1996. Mr. Gitner's term of office as a director expires with the Annual Meeting of Stockholders in 1998. Mr. Gitner serves as an officer of the Company at the pleasure of the Board of Directors.

    William M. Hoffman, age 49, has been a director of TWA since January 23, 1996. He has been a flight attendant for TWA since March 1970. Mr. Hoffman became Vice President of IFFA during 1990 and served through October 1995. He served as a member of the IFFA Executive Board from October 1980 through September 1995 and became Secretary and Treasurer of IFFA in 1983 and served through 1990. He is the Flight Attendant Preferred Stock-designated director. Mr. Hoffman's term of office as a director expires with the Annual Meeting of Stockholders in 1998.

    Thomas H. Jacobsen, age 57, has been a director of TWA since March 21, 1995. He has been President, Chief Executive Officer and Chairman of the Board of Mercantile Bancorporation Inc. since 1989. Mercantile Bank National Association, formerly known as Mercantile Bank of St. Louis National Association, and a subsidiary of Mercantile Bancorporation Inc., has provided in the past and from time to time hereafter may provide depository and/or other banking products to the Company and the Company's affiliates. Mr. Jacobsen has been a director of the Student Loan Marketing Association since November 1987 and a director of Union Electric Company since April 1990. Mr. Jacobsen was Vice Chairman and director of Barnett Banks, Inc. from 1984 to 1989. Mr. Jacobsen's term of office as a director expires with the Annual Meeting of Stockholders in 1999.

    Myron Kaplan, age 52, has been a director of TWA since November 3, 1993. He has been a partner in the law firm of Kleinberg, Kaplan, Wolff & Cohen, P.C. since 1972. Mr. Kaplan's term of office as a director expires with the Annual Meeting of Stockholders in 1998.

    David M. Kennedy, age 58, has been Acting Executive Vice President and Chief Operating Officer since December 14, 1996, and a director of TWA since October 23, 1996. Mr. Kennedy was Chief Executive Officer of Aer Lingus from 1974 to 1988, and has held a variety of positions in the airline industry, including as director of CSA, Czechoslovak Airlines, from 1993 to 1994, member of the International Advisory Committee of Air France from 1991 to 1994, and as Aviation Consultant to the European Bank for Reconstruction and Development and the World Bank. Mr. Kennedy was a director of the Bank of Ireland from 1984 to 1995, where he served as Deputy Governor from 1989-1991. Mr. Kennedy is currently Chairman of the Bank of Ireland Pension Fund, and serves as a director of CRH Plc, Jurys Hotel Group Plc. and as Chairman of Drury Communications Limited. Mr. Kennedy is a part-time lecturer at the Graduate School of Business of the University College Dublin. Mr. Kennedy is a citizen of Ireland. Mr. Kennedy's term of office as a director expires with the Annual Meeting of Stockholders in 1999. Mr. Kennedy serves as an officer of the Company at the pleasure of the Board of Directors.

    Thomas F. Meagher, age 66, has been a director of TWA since November 3, 1993. He was Chairman of the Board from November 14, 1995 to February 12, 1997 and currently serves as Lead Outside Director of the Board. Mr. Meagher has served as Chairman of the Board and Chief Executive Officer of Howell Tractor & Equipment Co. since 1980, and serves as a director of UNR Industries, the Private Bank of Chicago and Everen Securities. Mr. Meagher was Chairman of Continental Air Transport from 1983 until July 1, 1995 and was Chief Executive Officer of Continental Air Transport from 1983 to 1993. He is a retired director of Lakeside Bank of Chicago and is a former Chairman of the Airport Ground Transportation Association. He was a director of the Greyhound Lines, Inc. from 1991 to 1993 and a consultant from 1993 to 1997. He is Trustee of St. Mary's University and DePaul University. Mr. Meagher's term of office as a director expires with the Annual Meeting of Stockholders in 1999.

    William O'Driscoll, age 68, has been a director of TWA since November 3, 1993. Mr. O'Driscoll has been President and Directing General Chairman of IAM District Lodge 142 since August 1990. He is an IAM-designated director. Mr. O'Driscoll's term of office as a director expires with the Annual Meeting of Stockholders in 1998.

    G. Joseph Reddington, age 55, has been a director of TWA since November 3, 1993. He has been President and Chief Executive Officer and director of Breuner Home Furnishings Corp. since February 1997. Mr. Reddington has been a director of Loblaw Companies Ltd. since August 1994. Mr. Reddington was a director of Sears Canada, Inc. from January 1985 to February 1994. He was Chairman and Chief Executive Officer of The Signature Group from April 1994 to February 1997, President and Chief Executive Officer of Sears Canada from 1989 to December 1993, and Chief Administrative Officer of Sears Merchandising Group from December 1988 to December 1989. Mr. Reddington's term of office as a director expires with the Annual Meeting of Stockholders in 1999.

    Stephen M. Tumblin, age 36, has been a director of TWA since March 27, 1997. Mr. Tumblin is an associate with the law firm of LeBoeuf, Lamb, Greene & MacRae L.L.P. and has been with that firm since 1987. He is the ALPA-designated director. Mr. Tumblin's term of office as a director expires with the Annual Meeting of Stockholders in 1998.

    William W. Winpisinger, age 72, has been a director of TWA since January 14, 1994. He was International President of the IAM from July 1977 to June 1989, Resident (Headquarters) Vice President of IAM from February 1972 to June 1977, Vice President for Transportation membership of IAM from August 1967 to January 1972, and Vice President of the AFL-CIO from October 1977 to October 1989. He is an IAM-designated director. Mr. Winpisinger's term of office as a director expires with the Annual Meeting of Stockholders in 1999.

    In addition, Jewel Lafontant-Mankarious and Lawrence K. Roos will retire from the Board, effective at the Meeting, both directors having reached the mandatory retirement age, pursuant to corporate governance guidelines adopted by the Board in 1996.

EXECUTIVE OFFICERS IN ADDITION TO GERALD L. GITNER, DAVID M. KENNEDY, AND WILLIAM F. COMPTON

    Roden A. Brandt, age 61, has been Senior Vice President--Planning and Marketing of TWA since November 4, 1996, having served as Senior Vice President--Planning since September 3, 1996. Mr. Brandt was formerly president of Air South, a South-Carolina based start-up carrier, from 1995 to 1996. Mr. Brandt has been an airline consultant since 1984, serving clients in Europe, Asia and the Americas. Prior to 1984, he held a number of senior positions in the airline industry, including Pan American World Airways' Senior Vice

President--Planning; Vice President--Western and Pacific Division; and Vice President--Southern Division, as well as various executive positions with Eastern Airlines. Mr. Brandt serves as an officer of the Company at the pleasure of the Board of Directors.

    Richard P. Magurno, age 53, has been Senior Vice President and General Counsel of TWA since May 2, 1994. Mr. Magurno was a partner at Lord Day & Lord, Barrett Smith law firm, New York, New York from 1989 until May 1994. From 1970 to 1988, Mr. Magurno served in various legal capacities at Eastern Air Lines, Inc., including Senior Vice President--Legal Affairs. Mr. Magurno serves as an officer of the Company at the pleasure of the Board of Directors.

    Michael J. Palumbo, age 50, has been Senior Vice President and Chief Financial Officer of TWA since December 19, 1996. Mr. Palumbo was formerly the Company's Vice President and Treasurer and has been employed by TWA since 1994. Before joining the Company, Mr. Palumbo was a partner in HPF Associates from 1988 to 1994 and Senior Vice President and Transportation Group Head for E. F. Hutton from 1984 to 1988. Mr. Palumbo had previously served as Senior Vice President--Finance and Treasurer of Western Airlines from 1983 to 1984 and Assistant Treasurer of Pan American World Airways from 1977 to 1983. Mr. Palumbo serves as an officer of the Company at the pleasure of the Board of Directors.

    Charles J. Thibaudeau, age 50, has been Senior Vice President--Employee Relations of TWA since January 1993. He was also Vice President--Employee Relations of TWA from February 1990 to January 1993 and Staff Vice President--Employee Relations of TWA from September 1988 to February 1990. Mr. Thibaudeau serves as an officer of the Company at the pleasure of the Board of Directors.

                       DIRECTORS' FEES AND COMPENSATION

    The Board of Directors may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services rendered by directors to the Company or any of its majority-owned subsidiaries.

    Directors of TWA during 1996 who were not also regularly salaried employees or active union representatives of TWA employees ("Outside Directors") were entitled to receive an annual retainer of $20,000, payable annually in advance. Committee chairpersons were entitled to receive an annual retainer of $1,500, prorated from the date of the committee chairperson's appointment and payable quarterly in arrears. Board members were also entitled to receive fees of $2,000 for each regular meeting attended and $1,000 for each special meeting of the Board attended, whether in person or by telephone conference call, along with fees of $500 for attending committee meetings held in conjunction with a Board meeting and $1,000 for committee meetings not held in conjunction with a Board meeting. Regularly salaried executive officers of TWA or active union representatives of TWA employees who are also Board members did not receive any supplemental compensation for their services as directors. All directors are reimbursed for expenses incurred in attending Board and committee meetings. The Chairman of the Board was entitled, during 1996, to receive an annual retainer of $30,000 and meeting fees fifty percent in excess of those paid to Outside Directors.

    Directors of TWA, their spouses and eligible dependent children receive unlimited positive space pass privileges on TWA, with tax reimbursement related to income imputed from pass usage to be paid in an amount not to exceed $10,000 per year. Imputed income together with cash payments to such directors aggregated approximately $48,018 for 1996.

    The stockholders of TWA approved the Company's 1995 Outside Directors' Stock Ownership and Stock Option Plan (the "Outside Directors' Plan") at the Company's 1995 Annual Meeting of Stockholders. The Outside Directors' Plan, subject to any trading restrictions imposed by applicable securities laws, requires

Outside Directors to purchase one thousand (1,000) shares of Common Stock (the "Required Shares") upon the date on which an individual elected as an Outside Director is nominated for election. Outside Directors whose term of service on the board began before the 1995 Annual Meeting of Stockholders are additionally entitled to purchase two thousand (2,000) shares of Common Stock (the "Permissive Shares") pursuant to the Outside Directors Plan, with no requirement that such Outside Director continue to hold such shares. The purchase price for both Required Shares and Permissive Shares is (x) $4.1875, the subscription price of the Company's September 1995 equity rights offering, if the Outside Director's current term of service on the Board began at or before the Company's 1995 Annual Meeting of Stockholders and (y) the Fair Market Value (as defined in the Outside Directors' Plan) of the Common Stock on the date of purchase for all other Outside Directors. Pursuant to the Outside Directors' Plan, each Outside Director is permitted to make annual elections, with respect to some or all of the retainer amounts payable to him or her in consideration for his or her service on the Board, to (i) receive such retainer in shares of Common Stock instead of cash; (ii) defer retainer amounts and participate in a "phantom stock" program; (iii) receive some combination of cash and Common Stock for all of his or her retainer; or (iv) receive some combination of cash and Common Stock for some portion of his or her retainer and to defer the remainder. Outside Directors electing to receive shares of Common Stock in lieu of some or all of the cash retainer payment to which he or she would otherwise be entitled would receive a number of shares of Common Stock calculated by dividing the percentage of his or her retainer such Outside Director elected to receive in shares of Common Stock times the Outside Director's retainer fee by the Fair Market Value of the Common Stock on the date such retainer became payable. Outside Directors electing to defer some or all of the retainer to which he or she was entitled would be credited, through a "Deferred Retainer Account," with a number of shares of Common Stock calculated by dividing the percentage of his or her retainer such Outside Director elected to defer times their retainer by (x) $4.1875 for retainer amounts payable for 1996 to Outside Directors whose term of service began at or before the Company's 1995 Annual Meeting of Stockholders; and (y) the Fair Market Value of the Common Stock on the date on which the retainer became payable for all other Outside Directors. Upon the earlier to occur of (i) December 31, 2000, and (ii) the 60th day following the last date of a participating Outside Director's service on the Board, each participating Outside Director would be entitled to a payment consisting of cash, Common Stock, or a combination of the two.

    In addition, the Outside Directors' Plan provided for an annual grant of 1,500 stock options beginning on the later of January 1, 1997 or the first day of January next following the first anniversary of qualification as an Outside Director. Such options were scheduled to vest over a three year period. The per share exercise price of options granted under the Outside Directors' Plan is the Fair Market Value per share of the common stock on the date of grant.

    On March 27, 1997 the Board approved several amendments to the terms of the Outside Directors' Plan and made corresponding modifications to the policy governing the compensation of Outside Directors. Pursuant to these amendments that portion of an Outside Directors' annual retainer (the amount of which will remain $20,000) that is payable in cash (i.e., as opposed to common stock or payment of which is not deferred through a "Deferred Retainer Account") will be paid quarterly in advance. In addition, the Outside Directors' Plan was amended to provide for vesting of stock options granted thereunder six months following the date of grant (which vesting schedule will be accelerated in the event a Director retires from the Board pursuant to the Board's newly adopted mandatory retirement policy). Provisions requiring Directors to own 1,000 shares of Company Common Stock at the time of nomination were also revised and now provide that a Director own such stock as of the date of election and that such stock may be purchased directly from the Company to avoid practical difficulties inherent in complying with "window periods" attendant to the purchase of such stock on the open market. Outside Directors will be entitled, during 1997 to receive fees of $2,000 for each regular meeting attended in person, $1,500 for each such meeting attended via telephone conference call, $1,000 for each special meeting of the Board attended in person or via telephone conference call, along with $500 for attending committee meetings held on the day of a Board meeting and $1,000 for each committee meeting held on a day other than the day of a Board meeting. The Lead Director will, during 1997, be entitled to receive an annual retainer of $30,000 and fees in connection with attendance at Board and Committee meetings equal to those fees to which other Outside Directors are entitled. Other aspects of the compensation of Directors, including fees paid to Committee Chairpersons, travel benefits and reimbursement of expenses will remain consistent with past policy.

                             CERTAIN TRANSACTIONS

    Stephen M. Tumblin is an associate with the law firm of LeBoeuf, Lamb, Greene & MacRae ("LeBoeuf") which represents ALPA. Pursuant to certain agreements, the Company is required to pay the fees of ALPA's legal counsel including LeBoeuf. LeBoeuf has not been retained by the Company or done any work for the Company in 1995 or 1996.

    Gerald L. Gitner is a director of ICTS International, N.V. ("ICTS") which performs security services for the Company at Charles de Gaulle airport in Paris. In 1996, the Company paid ICTS 3,049,028 francs or approximately $525,000, based on the value of the franc at April 11, 1997.

                     MEETINGS AND COMMITTEES OF THE BOARD

    During 1996, the Board of Directors held seven regular meetings and six special meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and any committee of the Board of Directors on which they served.

                           GOVERNANCE OF THE COMPANY

    In accordance with applicable Delaware state law, the business of the Company is managed under the direction of the Board of Directors.

    There are currently six standing committees of the Board of Directors. Under the By-laws and pursuant to the Board's determination, a majority of members of the Audit, Executive, Compensation and Finance Committee are required to be non-employee Directors. The Board has also determined that union representative directors shall serve one year terms and rotate from the Compensation to Executive to Finance Committees. Committee Chairpersons shall serve a minimum of one year and a maximum of three year terms. Outside Directors serve a minimum of one year and a maximum of a four year term on any Committee and rotate on a staggered basis to other Committees. Current committee memberships, the number of committee meetings held during 1996 and the functions of those committees are described below.

    EXECUTIVE COMMITTEE. The current members of the Executive Committee are Thomas F. Meagher (chairman), Gerald L. Gitner, Thomas H. Jacobsen, Myron Kaplan, William O'Driscoll and G. Joseph Reddington. Such Executive Committee has and may exercise the powers of the Board of Directors granted to it by the Board of Directors from time to time, except the power to amend the By-laws or the Certificate of Incorporation (except, to the extent authorized by a resolution of the whole Board (i.e., the total number of directors that the Company would have if there were no vacancies on the Board of Directors), to fix the designation, preferences and other terms of any series of preferred stock), adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by the Delaware General Corporation Law. During 1996, the Executive Committee met seven times.

    AUDIT COMMITTEE. The current members of the Audit Committee are Thomas H. Jacobsen (chairman), Eugene P. Conese, Jewel Lafontant-Mankarious, Thomas F. Meagher, Lawrence K. Roos and William W. Winpisinger. The Audit Committee is responsible for (i) the oversight of the Company's internal control structure,
(ii) review of the internal audit department, (iii) selection of the Company's public accountants, (iv) review of the fees of the Company's outside public accountants, and (v) oversight of the Company's financial reporting. During 1996, the Audit Committee met two times.

    COMPENSATION COMMITTEE. The current members of the Compensation Committee are Myron Kaplan (chairman), John W. Bachmann, Eugene P. Conese, William M. Hoffman, Jewel Lafontant-Mankarious, and G. Joseph Reddington. The Compensation Committee administers the bonus, incentive, compensation and stock option plans of the Company and reviews and approves the salaries and other benefits of the executive officers of the Company. During 1996, the Compensation Committee met three times.

    FINANCE COMMITTEE. The current members of the Finance Committee are David
M. Kennedy (chairman), John W. Bachmann, Gerald L. Gitner, Myron Kaplan, Thomas
F. Meagher and Stephen M. Tumblin. The Finance Committee reviews, advises, and reports to the Board on the Company's financial plans and policies and fund requirements, current and projected capital requirements, short term investment policies, borrowing and dividend policy, acquisition or disposition of aircraft, purchase or disposition of non-aircraft assets, the opening of new stations, major route changes and other similar such actions having financial implications for the Company. During 1996, the Finance Committee met nine times.

    GOVERNANCE AND NOMINATING COMMITTEE. The current members of the Governance and Nominating Committee are G. Joseph Reddington (chairman), Gerald L. Gitner, Myron Kaplan, Thomas H. Jacobsen, Thomas F. Meagher and William W. Winpisinger. The Governance and Nominating Committee reviews and makes recommendations in connection with Board and Committee organization, structure and processes, including director nominee recruitment, selection, tenure, orientation, compensation, benefits and retirement; evaluates and reports on the performance of the Board, oversees officer succession planning, and reviews shareholder proposals and suggestions. The Governance and Nominating Committee met six times in 1996.

    CUSTOMER RELATIONS COMMITTEE. The current members of the Customer Relations Committee are Jewel Lafontant-Mankarious (chairperson), Gerald L. Gitner, David
M. Kennedy, William O'Driscoll and Lawrence K. Roos. The Customer Service Committee reviews the quality of and satisfaction with the Company's product. During 1996, the Customer Service Committee met five times.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. To the best of TWA's knowledge, there was no instance in 1996 in which an executive officer of TWA served as a director or member of a compensation committee of another corporation in a situation where an executive officer of such other corporation served as a director of TWA.

                            EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for the periods indicated to (a) the individuals serving as the Company's Chief Executive Officer during 1996, (b) the four most highly compensated executive officers (other than the Chief Executive Officers) who were serving as executive officers at the end of 1996 who earned more than $100,000 during 1996 and (c) such other individual who served as an executive officer during 1996 and would be included in the table except for the fact that he was not an executive officer at the end of 1996.

SUMMARY COMPENSATION TABLE<F1>

                                                                  ANNUAL COMPENSATION                               LONG-TERM
                                                         ------------------------------------                      COMPENSATION
                                                                                 OTHER ANNUAL     ALL OTHER         UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR    SALARY<F2>     BONUS    COMPENSATION    COMPENSATION      OPTIONS/SARs
---------------------------                      ----    ----------     -----    ------------    ------------      ------------

Jeffrey H. Erickson<F*>                          1996    $ 378,495   $    --      $   915<F5>    $ 92,308<F6><F7>       --
  (President and Chief Executive Officer)        1995      369,694    250,000<F3>     897<F5>         --            699,392<F8>
                                                 1994      270,398     75,000<F4>     594<F5>      31,540<F6>           -- <F9>

Gerald L. Gitner<F10>                            1996          --         --      $34,670<F10>   $ 37,688<F11>        4,776<F10>
  (Chairman and Chief Executive Officer)         1995          --         --          --              --                --
                                                 1994          --         --          --              --                --

Don Monteath<F*>                                 1996    $ 193,945        --      $ 4,977<F5>    $189,132<F12>          --
  (Senior Vice President--Operations)            1995      158,378   $ 35,000<F4>     486<F5>      12,836<F6>       174,822<F8>
                                                 1994          --         --          --              --                --

Richard P. Magurno                               1996    $ 182,416        --      $   450<F5>    $    --                --
  (Senior Vice President and General             1995      177,360   $250,000<F3>     442<F5>         --            349,602<F8>
  Counsel)                                       1994      118,263        --          255<F5>      10,768<F6>           -- <F9>

Charles J. Thibaudeau                            1996    $ 157,260        --      $10,267<F5>    $ 99,667<F6><F12>      --
  (Senior Vice President--Employee               1995      150,496        --        9,662<F5>       3,000<F6>        87,390<F8>
  Relations)                                     1994      150,801        --        9,660<F5>       4,644<F6>           -- <F9>

Michael J. Palumbo                               1996    $ 144,280        --      $   511<F5>         --                --
  (Senior Vice President and Chief               1995      130,767        --          315<F5>         --             20,000<F8>
  Financial Officer)                             1994       16,650   $ 20,000<F4>      26<F5>         --                --

Robert A. Peiser<F*>                             1996    $ 154,900        --        9,841<F5>    $634,407<F7><F12>      --
  (Executive Vice President--Finance             1995      231,855   $250,000<F3>   9,816<F5>    $      9<F5>       349,602<F8>
  and Chief Financial Officer)                   1994       91,110     25,000<F4>     190<F5>         190<F5>           --


 <F*>Mr. Erickson resigned from the Company on December 14, 1996. Mr. Monteath left the Company on February 14, 1997. Mr. Peiser resigned from the Company in June 1996.

-----------------

 <F1> All compensation rounded to whole dollars.

 <F2> The amounts shown do not include indirect compensation, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer. The amounts shown reflect income imputed to free or reduced rate air transportation used by executive officers and eligible members of their families for purposes other than TWA business. plus withholding payments made pursuant to a tax reimbursement program established in 1986 for the benefit of active executive officers as well as certain key employees.

 <F3> Represents payments to Messrs. Erickson, Magurno and Peiser pursuant to the Company's Restructuring Incentive Compensation Plan in connection with the completion of the Company's 1995 reorganization.

 <F4> Represents "signing" incentive payments for Messrs. Erickson, Monteath,
      Palumbo and Peiser.

 <F5> Represents contributions to the TWA 401(k) Retirement Savings Plan (a)
      for Mr. Monteath of $3,035 in 1996, (b) for Mr. Thibaudeau of $9,500 in 1996, $9,240 in 1995 and $9,240 in 1994 and (c) for Mr. Peiser of

                                      12


      $9,500 in 1996 and $9,240 in 1995; contribution to TWA's Pre-tax Flexible Medical Plan (a) for Mr. Erickson of $901 in 1996, $883 in 1995 and $583 in 1994, (b) for Mr. Monteath of $1,650 in 1996 and $369 in 1995, (c) for Mr. Magurno of $450 in 1996, $442 in 1995 and $255 in 1994, (d) for Mr.
      Thibaudeau of $433 in 1996, $422 in 1995 and $420 in 1994; (e) for Mr.
      Palumbo of $338 in 1996, $315 in 1995 and $26 in 1994, and (f) for Mr.
      Peiser of $336 in 1996, $568 in 1995 and $188 in 1994; and premiums of group term life insurance (a) for Mr. Erickson of $14 in 1996, $14 in 1995 and $11 in 1994, (b) for Mr. Monteath of $292 in 1996 and $117 in 1995, (c) for Mr. Thibaudeau of $334 in 1996, (d) for Mr. Palumbo of $173 in 1996 and (e) for Mr. Peiser of $5 in 1996, $8 in 1995 and $2 in 1994.

 <F6> Represents (a) moving expenses reimbursed by the Company for (i) Mr.
      Erickson of $84,040 in 1996 and $31,540 in 1995, (ii) Mr. Monteath of $4,839 in 1996 and $12,836 in 1995 and (iii) Mr. Thibaudeau of $1,500 in
      1996, $3,000 in 1995 and $4,644 in 1994, and (b) temporary living expenses for Mr. Magurno of $10,768.

 <F7> Represents (a) severance payments in 1996 of $231,816 to Mr. Peiser, (b)
      unused vacation payments to Mr. Peiser of $37,345 and (c) reimbursement of excess contributions to TWA's 401(k) Retirement Savings Plan to Mr. Erickson of $8,268 and to Mr. Peiser of $15,997.

 <F8> Represents the grant of options to purchase shares of Common Stock under the Company's Key Employee Stock Incentive Plan ("KESIP").

 <F9> Along with certain other officers of the Company, Messrs. Erickson,
      Magurno and Peiser were granted stock appreciation rights ("SARs"), which were exercisable at times and under circumstances set forth in applicable agreements. The SARs were without value unless the current market price of the Company's then outstanding common stock exceeded a base value equal to the current market price at the time the SARs were granted. As of December 31, 1994, the value of SARs for such officers was $0. The SARs were terminated on August 23, 1995.

<F10> Mr. Gitner was elected acting Chief Executive Officer on December 14,
      1996 and Chairman and Chief Executive Officer on February 10, 1997. During 1996, he received compensation as a Director of the Company as described above in "Directors' Fees and Compensation" of $34,670 in fees and approximately 4,776 "phantom shares" of Common Stock in a deferred retainer account in lieu of his $20,000 retainer. The Company entered into a consulting agreement with D. G. Associates, Inc. as of December 16, 1996 for Mr. Gitner's services at the rate of $3,000 for each full working day. As a result of such agreement, D. G. Associates received $114,750 for Mr. Gitner's services between December 14, 1996 and February 12, 1997 and $3,295 for his expenses during that period.

<F11> Exercised options to purchase shares of Common Stock under the Outside
      Directors Plan.

<F12> Exercised options to purchase shares of Common Stock under the KESIP.

                       OPTION GRANTS IN LAST FISCAL YEAR

    No options were granted to Messrs. Erickson, Gitner, Magurno, Palumbo, Thibaudeau, Peiser and Monteath in 1996.

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                       FISCAL YEAR-END VALUES

                                                                                                           VALUE OF UNEXERCISED
                                                                               NUMBER OF SECURITIES       IN-THE-MONEY OPTIONS AT
                                                                                    UNDERLYING                   YEAR-END
                                              SHARES ACQUIRED     VALUE         UNEXERCISED OPTIONS            EXERCISABLE/
NAME                                            ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE       UNEXERCISABLE<F1>
----                                          ---------------    --------    -------------------------    -----------------------
Jeffrey H. Erickson                                   --              --              699,372                   $ 1,453,820
(President and                                                                            --                            --
Chief Executive Officer)

Gerald L. Gitner<F2>                                3,000        $ 37,688                 --                            --
(Chairman and                                                                             --                            --
Chief Executive Officer)

Don Monteath                                       59,440        $184,293              57,691                   $   119,925
(Senior Vice President--                                                                  --                            --
Operations)

Richard P. Magurno                                    --              --              234,234                   $   486,914
(Senior Vice President and                                                            115,369                   $   239,823
General Counsel)

Michael J. Palumbo                                    --              --                6,800                   $    14,136
(Senior Vice President and                                                             13,200                   $    27,440
Chief Financial Officer)

Charles J. Thibaudeau                              29,713        $ 98,167                 --                            --
(Senior Vice President--                                                               57,677                   $   119,896
Employee Relations)

Robert A. Peiser                                   50,000        $349,250             184,234                   $   382,976
(Executive Vice President--                                                               --                            --
Finance and Chief Financial Officer)

-------------

<F1> Based on the average of the high and low price on the American Stock
     Exchange on December 31, 1996 of $6.71875.

<F2> Mr. Gitner had received no options as an officer of the Company as of
     December 31, 1996. He did exercise 3,000 options to acquire 3,000 shares of Common Stock pursuant to the Outside Directors Plan in March 1996. The exercise price was $4.1875 and the value realized was $37,688. Mr. Gitner did not receive options in 1997 as an Outside Director. At the time of his election as Chairman and Chief Executive Officer on February 14, 1997, he received 800,000 options, 500,000 of which are immediately vested. The exercise price of these options is $5.84.

CERTAIN EMPLOYMENT AGREEMENTS

    TWA was a party to a Memorandum of Understanding (the "MOU") with Jeffrey
H. Erickson, dated April 13, 1994, whereby TWA employed Mr. Erickson as President and Chief Executive Officer. The MOU provided for a base salary of $350,000 and a signing bonus of $75,000. Pursuant to a Severance Agreement between Mr. Erickson and the Company, he was paid his salary through January 15, 1997 and a lump sum payment for twelve-month's salary. Accordingly, on January 14, 1997, he received $435,472 which included one-year's salary, forty days' of unused vacation and one-half month's salary. In addition, all options previously granted to Mr. Erickson prior to his termination, totaling 699,392, vested upon such termination.

    A Consulting Agreement between D.G. Associates, Inc. and TWA was entered into as of December 16, 1996 regarding the services of Gerald L. Gitner as Acting Chief Executive Officer. TWA agreed to pay $3,000 for each full working day for such consulting services. The agreement terminated upon Mr. Gitner's election as Chairman and Chief Executive Officer on February 12, 1997. From December 14, 1996 through February 12, 1997, D.G. Associates Inc. received $114,750 from TWA for Mr. Gitner's services and $3,295 for his expenses.

    An Employment Agreement dated as of February 12, 1997 is currently being finalized with Mr. Gitner. Although such agreement is not yet executed, the agreed-upon terms include (a) an annual salary of $500,000 (which has been paid since February 12, 1997); (b) the grant on February 12, 1997 of 800,000 stock options at an exercise price of $5.84, 500,000 of which were immediately vested, 150,000 of which vest on the first anniversary of the date of the agreement and 150,000 of which vest on the second anniversary of the date of the agreement; (c) the confirmation that the Board of Directors intends to grant at least 200,000 additional stock options as of February 12, 1998, (the Fair Market Value of which will be the Fair Market Value on that date as such term is defined in the KESIP), 50% of such additional options vesting upon the first anniversary of the date of grant and 50% as of the second anniversary of the date of grant; (d) make-whole payments (for reducing his availability as Chairman of Avalon Group Ltd.) of $62,500 per quarter during the first year of employment at TWA (notwithstanding any termination of such employment) and payments of $20,834 per month in the second year of employment (such monthly payments to terminate upon any termination of employment); (e) the potential for a $250,000 annual incentive cash bonus based on yet-to-be-determined measures of performance improvement (such as, meeting business plan, cost per available seat mile, revenue per available seat mile and cash flow); (f) thirty days prior written notice for termination without cause and the payment of $250,000 in the event of such termination, which payment shall be offset by the realizable value (the difference between the Option Exercise Price and the closing market price of the stock) of any vested stock options; (g) other standard executive officer benefits such as vacation, medical/dental and flight privileges; and (h) that Mr. Gitner may continue to serve as Executive Chairman of Avalon Group, Ltd. and in various other positions with its affiliates, successors and/or assigns, provided that no such service may interfere with his obligations to perform full-time services for TWA under the agreement.

    A Consulting Agreement between David M. Kennedy and TWA was entered into as of December 16, 1996 regarding Mr. Kennedy's election as Acting Executive Vice President and Chief Operating Officer. TWA has agreed to pay Mr. Kennedy at the rate of $2,725 for each full working day. The Agreement may be terminated by the Company on one day's notice. From December 14, 1996 through March 14, 1997, Mr. Kennedy received $122,625 from TWA for his services pursuant to the agreement and $6,377 for his expenses.

    A Consulting Agreement between William F. Compton and TWA was entered into as of December 16, 1996 regarding Mr. Compton's election as Acting Executive Vice President--Operations. Mr. Compton agreed to serve at his then current rate of pay as a Company employee. Mr. Compton agreed that he would not divulge or communicate any confidential information which he obtained as an officer of the Company other than as specified in the agreement. The Board, in approving the agreement, stated that, in connection with any services performed by Mr. Compton under the agreement, Mr. Compton would not supervise personnel in day-to-day labor relations matters and would not become involved in the Company's labor negotiation strategies and would not supervise any Company employee whose primary responsibility is the administration and interpretation of the Company's labor contracts. At the time, Mr. Compton was still the ALPA-designated director. The agreement terminated upon his election as Executive Vice President--Operations on March 27, 1997. As of that date, Mr. Compton is receiving a salary of $225,000. Mr. Compton also received 200,000 options pursuant to the KESIP exercisable at a price of $7.06, 34% vesting on the first anniversity of the grant, 33% on the second anniversary and 33% on the third anniversary. Mr. Compton serves as an officer of the Company at the pleasure of the Board of Directors.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Richard P. Magurno. The agreement provides for Mr. Magurno's continued employment at his then current salary subject to review and adjustment from time to time. Mr. Magurno serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with one year's salary.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Michael J. Palumbo. The agreement provides for Mr. Palumbo's continued employment at his then current salary subject to review and adjustment from time to time. In 1997 Mr. Palumbo received 160,000 options at an exercise price of $6.65, 54,400 of which were immediately vested, 52,800 vesting in January, 1998 and 52,800 in January 1999. Mr. Palumbo serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with one year's salary.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Charles J. Thibaudeau. The agreement provides for Mr. Thibaudeau's continued employment at his then current salary subject to review and adjustment from time to time. Mr. Thibaudeau serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with one year's salary.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Don Monteath. The agreement provided for Mr. Monteath's continued employment at his then current salary, subject to review and adjustment. Mr. Monteath left the Company on February 14, 1997. Pursuant to the agreement, Mr. Monteath will receive his salary through February 15, 1998.

    A letter agreement dated August 30, 1994, was executed by TWA and Robert A. Peiser. The letter agreement provided for Mr. Peiser to assume the positions of Executive Vice President--Finance and Chief Financial Officer, subject to election by TWA's Board of Directors. Mr. Peiser was so elected. The letter agreement provided for a base salary of $225,000 and a signing bonus of $25,000. The term of Mr. Peiser's employment ended in June 1996. Pursuant to a severance agreement, he received his salary through August 15, 1996 and a 12 months' salary payment in a lump sum and 115,369 of unvested options were treated as vested.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth, as of April 7, 1997, certain information concerning ownership of each class of voting securities of the Company by: (i) each person who is known by the Company to own beneficially more than 5% of the voting securities of the Company, (ii) each current director individually,
(iii) the chief executive officer and the other executive officers and (iv) all current directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Exchange Act of 1934, as amended. Such rule provides that the securities will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of securities and/or the power to dispose, or to direct the disposition of, the securities or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as described below, each of the persons and groups listed below has sole voting and investment power with respect to the securities shown.

PRINCIPAL HOLDERS OF COMMON STOCK<F1>

                                                                                        AMOUNT OF              PERCENT OF
                                                                                        BENEFICIAL             OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP                               OWNERSHIP<F2>          SHARES<F2>
---------------------------------------------------------                               -------------          ----------
John W. Bachmann<F3><F4>.........................................................          3,909                  <F*>
William F. Compton<F5>...........................................................            849                  <F*>
Eugene P. Conese<F3><F6><F7><F8>.................................................         10,685                  <F*>
Gerald L. Gitner<F3><F6><F9>.....................................................        507,776                  1.0%
William M. Hoffman<F10>..........................................................            319                  <F*>
Thomas H. Jacobsen<F3><F6><F7>...................................................         17,685                  <F*>
Myron Kaplan<F3><F4><F6><F11>....................................................          9,231                  <F*>
David M. Kennedy<F3>.............................................................          1,000                  <F*>
Jewel Lafontant-Mankarious<F3><F12><F13>.........................................          4,500                  <F*>
Thomas F. Meagher<F3><F14><F15>..................................................         10,664                  <F*>
William O'Driscoll<F16>..........................................................        202,455                  <F*>
G. Joseph Reddington<F3><F4><F6><F14>............................................          9,731                  <F*>
Lawrence K. Roos<F3><F6><F12><F17>...............................................          9,276                  <F*>
Stephen M. Tumblin<F3>...........................................................              0                  <F*>
William W. Winpisinger<F3><F14><F18>.............................................          5,388                  <F*>
Roden A. Brandt<F22>.............................................................              0                  <F*>
Richard P. Magurno<F19><F20><F22>................................................      1,155,698                  2.3%
Michael J. Palumbo<F19><F21><F22>................................................         62,319                  <F*>
Charles J. Thibaudeau<F19><F22>..................................................        921,474                  1.8%
Total Shares owned by Current Directors and Current Executive
    Officers, as a group (19 individuals)<F19><F23>..............................      2,932,959                  5.8%

-------------
<F*>Less than 1%

 <F1> On March 19, 1997, Prince Al-Waleed Bin Talal Bin Abdulaziz Al-Saud of
      Saudi Arabia informed the Company that he had purchased 2,088,000 shares of Common Stock, representing approximately 5% of the outstanding Common Stock.

 <F2> Includes securities issuable pursuant to options exercisable within 60 days. Does not include the 1,500 options granted to certain Directors pursuant to the Outside Directors Plan (as they are not exercisable within 60 days) except as stated in footnote 12.

 <F3> Pursuant to the Company's 1995 Outside Directors' Stock Ownership and
      Stock Option Plan (the "Outside Directors Plan"), each outside director may elect to defer some or all of his or her annual retainer by participating in a Deferred Retainer Program (as defined in the Outside Directors Plan). Participating directors are entitled to receive annual credits to their deferred retainer accounts equaling the percentage of his or her retainer to be received in shares of Common Stock times the annual retainer amount payable to such outside director divided by (i) with respect to 1996, $4.1875, the subscription price of the Company's September 1995 equity rights offering (the "Subscription Price") and
      (ii) with respect to 1997, $6.875, the fair market value of the Common Stock on January 2, 1997. Upon the earlier to occur of December 31, 2000 and 60 days following the last date of a participating director's service on the Board, such director is entitled to a payment equal to (i) the total number of shares of Common Stock in the director's deferred retainer account, (ii) cash equaling the number of shares of Common Stock contained

                                      17


      in the deferred retainer account times the Fair Market Value (as defined in the Outside Directors Plan) of the Common Stock on the date the retainer becomes payable or (iii) a combination of (i) and (ii).

 <F4> Messrs. Bachmann, Kaplan and Reddington each elected to defer 50% of 1997 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 1,455 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from services on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F5> Excludes approximately 932 shares of Employee Preferred Stock attributable to Mr. Compton's beneficial interest in the TWA Air Line Pilots Supplemental Stock Plan. Excludes shares owned by his wife pursuant to her beneficial interest in the IAM Trans World Airlines Employees' Stock Ownership Plan for Flight Attendants (the "Flight Attendant Trust") and other shares as to which she is the record holder. Mr. Compton disclaims beneficial ownership of all shares held by his wife. Mr. Compton is the record holder of 849 shares of Common Stock.

 <F6> Messrs. Conese, Gitner, Jacobsen, Kaplan, Reddington and Roos each elected to defer all 1996 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 4,776 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F7> Messrs. Conese and Jacobsen each elected to defer all 1997 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 2,909 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from services on the Board within 60 days, assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F8> Includes warrants to purchase 49 shares of Common Stock at a price of
      $14.40 per share.

 <F9> Includes 500,000 shares of Common Stock issuable upon the exercise of vested options granted to Mr. Gitner pursuant to the KESIP.

<F10> Includes approximately 16 shares held for Mr. Hoffman's benefit as a TWA employee in the Flight Attendant Trust and warrants to purchase 8 shares of Common Stock at a price of $14.40 per share. Mr. Hoffman is also the beneficial owner of an undetermined amount of Common Stock which has not yet been issued or allocated, which is to be distributed to Mr. Hoffman as a TWA employee as a result of IFFA litigation against TWA settled in the course of the '93 Reorganization. Mr. Hoffman is the record holder of 295 shares of Common Stock.

<F11> These shares are held by Mr. Kaplan for the benefit of the firm of
      Kleinberg, Kaplan, Wolff & Cohen, P.C., of which Mr. Kaplan is a member.

<F12> Includes 1,500 options granted pursuant to the Outside Directors' Plan and which will vest within 60 days as a result of the retirement of Ms. Lafontant-Mankarious and Mr. Roos.

<F13> Pursuant to the Outside Directors Plan, each outside director was granted the right to purchase up to 3,000 shares of Common Stock at the Subscription Price. Includes 2,000 shares of Common Stock remaining issuable upon exercise of this right.

<F14> Pursuant to the Outside Directors Plan, such outside director was granted the right to purchase up to 3,000 shares of Common Stock at the Subscription Price. Includes 3,000 shares of Common Stock issuable upon exercise of this right.

<F15> Mr. Meagher elected to defer all 1996 retainer amounts payable to him in a deferred retainer account. Constitutes 7,164 shares of Common Stock issuable to Mr. Meagher pursuant to the Outside Directors

                                      18


      Plan in the event of his termination from services on the Board within 60 days, assuming Mr. Meagher elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F16> 163,145 shares are held by Mr. O'Driscoll as a member of the IAM Plan
      Trust Committee of the IAM Trans World Airlines Employees' Stock Ownership Plan (the "IAM Trust"), along with Mr. Gary Poos. 39,310 shares are held by Mr. O'Driscoll as a member of the Trustee Committee of the Flight Attendant Trust, along with Sherry Cooper and Rocky Miller. Mr. O'Driscoll disclaims beneficial ownership of the shares held by the IAM Trust and the Flight Attendant Trust.

<F17> Includes 3,000 shares held in the name of the Lawrence K. Roos Revocable
      Trust.

<F18> Mr. Winpisinger elected to defer 50% of 1996 retainer amounts payable to him in a deferred retainer account. Includes 2,388 shares of Common Stock issuable to Mr. Winpisinger pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming Mr. Winpisinger elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F19> Approximately 1,958, 1,119, and 1,725 shares attributable to the respective beneficial interests of Messrs. Magurno, Palumbo and Thibaudeau are held by the employee stock ownership trust established for the benefit of TWA's non-contract employees (the "Non-Contract Employees Trust"). Except for such shares, Messrs. Magurno, Palumbo and Thibaudeau disclaim beneficial ownership of the shares held by the Non-Contract Employees Trust. Messrs. Magurno and Thibaudeau serve as members of the committee having the power to direct the vote of the shares of Common Stock held in the Non-Contract Employees Trust. Such trust holds 921,474 shares and these shares are included only once in calculating the total shares owned by Directors and Officers.

<F20> Includes 234,234 shares of Common Stock issuable upon the exercise of vested options granted to Mr. Magurno pursuant to the KESIP.

<F21> Includes 61,200 shares of Common Stock issuable upon the exercise of vested options granted to Mr. Palumbo pursuant to the KESIP.

<F22> Does not include unvested options to purchase shares of Common Stock pursuant to the KESIP.

<F23> When combined with shares of Employee Preferred Stock beneficially held by current directors and current executive officers, as a group, represents a total of 7,472,346 shares of the Company's Voting Stock.

PRINCIPAL HOLDERS OF EMPLOYEE PREFERRED STOCK

                                                                 SERIES OF                    AMOUNT OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              EMPLOYEE                    BENEFICIAL      OUTSTANDING
OR IDENTITY OF GROUP                                          PREFERRED STOCK                 OWNERSHIP     SHARES OF SERIES
------------------------------------                          ---------------                 ----------    ----------------
TWA Air Line Pilots
Supplemental Stock Plan,
William Kessler, Don R. Jacobs
and Scott Schwartz as trustees<F1>               ALPA Preferred Stock                         1,146,130           66.66%<F2>

TWA Air Line Pilots 1995 Employee
Stock Ownership Plan, American
Stock Transfer & Trust Company,
Trustee<F3>                                      ALPA Preferred Stock                           548,748           33.33%<F4>

IAM Trust<F5>                                    IAM Preferred Stock                          3,656,575             100%<F6>

Flight Attendant Trust<F7>                       Flight Attendant Preferred Stock               881,880             100%<F8>

William M. Hoffman<F9>                           Flight Attendant Preferred Stock                   289            0.03%<F10>

William O'Driscoll<F11>                          IAM Preferred Stock                          4,538,455             100%<F12>

-------------

 <F1> The address of the ALPA Trust is c/o Don R. Jacobs, as co-trustee, TWA
      Air Line Pilots Supplemental Stock Plan, 3221 McKelvey Road, Suite 200, Bridgeton, Missouri 63044.

 <F2> Constitutes 2.65% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F3> The address of the TWA Air Line Pilots 1995 Employee Stock Ownership Plan
      is c/o AST, as trustee, 40 Wall Street, 46th Floor, New York, New York 10005.

 <F4> Constitutes 1.32% of the securities entitled to vote on all agenda items at meetings of stockholders other than the election of directors.

 <F5> The address of the IAM Trust is c/o Fleet National Bank, N.A., as
      trustee, One Federal Street, 31st Floor, Boston, Massachusetts 02211.

 <F6> When combined with the 163,403 shares of Common Stock held by the IAM
      Trust, constitutes 9.21% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F7> The address of the Flight Attendant Trust is c/o AST, see footnote (3).

 <F8> When combined with the 39,310 shares of Common Stock held by the Flight
      Attendant Trust, constitutes 2.12% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F9> The address of Mr. Hoffman is c/o Independent Federation of Flight
      Attendants, 720 Olive Street, Suite 1700, St. Louis, Missouri 63101.

<F10> Represents 289 shares of Flight Attendant Preferred Stock held for Mr.
      Hoffman's benefit as a TWA employee in the Flight Attendant Trust.

<F11> The address of Mr. O'Driscoll is c/o Fleet National Bank, N.A., as
      trustee, One Federal Street, 31st Floor, Boston, Massachusetts 02211.

<F12> Includes all shares of IAM Preferred Stock held by the IAM Trust and all share of Flight Attendant Preferred Stock held by the Flight Attendant Trust. Mr. O'Driscoll disclaims beneficial ownership of the shares of IAM Preferred Stock held by the IAM Trust and the shares of Flight Attendant Preferred Stock held by the Flight Attendant Trust.

                    COMPENSATION PURSUANT TO PENSION PLANS

    Retirement Plans. The TWA Retirement Pension Plan ("TWA Retirement Plan") applicable to United States salaried employees was non-contributory. The TWA Retirement Plan was assumed by Pichin Corp. and "frozen" effective January 1, 1993 and, accordingly, participants thereunder will not accrue additional retirement benefits after such date. Participation in such plan is closed to new employees. The following tables show the estimated annual retirement benefits payable at the normal retirement age of 65 to TWA Retirement Plan participants with the years of service and earnings classifications indicated, assuming payment in the form of a single life annuity. The first table covers participants who were hired by TWA prior to January 1, 1985. The payments shown in such tables are subject to reduction by a percentage of the estimated social security benefit and by the effect of excluding compensation over $228,860.

ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO PLAN PARTICIPANTS HIRED BEFORE JANUARY 1, 1985

                                                     YEARS OF SERVICE
                       ----------------------------------------------------------------------------
REMUNERATION           15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
------------           --------         --------         --------         --------         --------
$125,000               $ 30,938         $ 41,250         $ 51,563         $ 61,875         $ 72,188

 150,000                 37,125           49,500           61,875           74,250           86,625

 175,000                 43,313           57,750           72,188           86,625          101,063

 200,000                 49,500           66,000           82,500           99,000          115,500

 225,000                 55,688           74,250           92,813          111,375          129,438

 250,000                 61,875           82,500          103,125          123,750          114,375

 275,000                 68,063           90,750          113,438          136,125          158,813

 300,000                 74,250           99,000          123,750          148,500          173,250

 325,000                 80,438          107,250          134,063          160,875          187,688

 350,000                 86,625          115,500          144,375          173,250          202,125

 375,000                 92,813          123,750          154,688          185,625          216,563

 400,000                 99,000          132,000          165,000          198,000          231,000

 425,000                105,188          140,250          175,313          210,375          245,438

 450,000                111,375          148,500          185,625          222,750          259,875

 475,000                117,563          156,750          195,938          235,125          274,313

 500,000                123,750          165,000          206,250          247,500          288,750

ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO PLAN PARTICIPANTS HIRED ON OR AFTER JANUARY 1, 1985

                                                     YEARS OF SERVICE
                       ----------------------------------------------------------------------------
REMUNERATION           15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
------------           --------         --------         --------         --------         --------
$125,000               $ 28,125         $ 37,500         $ 46,875         $ 56,250         $ 65,625

 150,000                 33,750           45,000           56,250           67,500           78,750

 175,000                 39,375           52,500           65,625           78,750           91,875

 200,000                 45,000           60,000           75,000           90,000          105,000

 225,000                 50,625           67,500           84,375          101,250          118,125

 250,000                 56,250           75,000           93,750          112,500          131,250

 275,000                 61,875           82,500          103,125          123,750          144,375

 300,000                 67,500           90,000          112,500          135,000          157,500

 325,000                 73,125           97,500          121,875          146,250          170,625

 350,000                 78,750          105,000          131,250          157,500          183,750

 375,000                 84,375          112,500          140,625          168,750          196,875

 400,000                 90,000          120,000          150,000          180,000          210,000

 425,000                 95,625          127,500          159,375          191,250          223,125

 450,000                101,250          135,000          168,750          202,500          236,250

 475,000                106,875          142,500          178,125          213,750          249,375

 500,000                112,500          150,000          187,500          225,000          262,500

    Earnings covered by this plan consist of total compensation before withholding deductions, excluding overtime, premium pay, special allowances and contributions to this or any other qualified benefit plan. Effective January 1, 1992, any compensation in excess of $228,860 per year will not be used in computing a member's retirement benefit under the plan. A member's retirement income at the normal retirement age, which is 65, is calculated as the greater of (i) a percentage of final average monthly earnings (not taking into account earnings after December 31, 1988), less a percentage of estimated social security benefits, times year of plan service (as defined) or (ii) the accrued benefit under the plan formula in effect immediately prior to March 1, 1986. The retirement benefits will be reduced by the amounts of any retirement benefits received by participants under provisions of TWA's retirement plans applicable to the various union groups with respect to the same periods of service.

    As permitted by the Employee Retirement Income Security Act of 1974, as amended, the TWA Retirement Plan applicable to salaried employees provides for the payment out of general funds of TWA of any benefit calculated under provisions of the applicable retirement plan that may be above the annual maximum benefit limit under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The annual limit as of December 31, 1992 was $112,221 at age
65, except that for those plan members whose accrued benefits exceeded $90,000 prior to December 31, 1983 the annual limit will be equal to the 1982 accrued benefit.

    The TWA Retirement Plan provides that members vest fully in their benefits upon the completion of five years of service. As of December 31, 1996, Mr. Thibaudeau was a member of the TWA Retirement Plan and had completed 26 years of service as a plan participant. The TWA Retirement Plan was frozen effective January 1, 1993, and as such there have been no additional accruals after such date.

                         COMPENSATION COMMITTEE REPORT

    In February, 1996, the Compensation Committee reviewed the compensation paid by the Company to senior executives during 1995 and determined that such compensation was appropriate. The Compensation Committee also reviewed the report of Towers, Perrin, an outside consulting firm, comparing the compensation paid to the Company's executive officers to industry wide data and to the compensation paid to the Company's employees generally. Based on an update of the Towers, Perrin report, the Compensation Committee granted no salary increases or incentive payments to executive officers for 1996. During 1995, the Board directed management to institute a Company-wide management by objective policy in 1996 to create performance and revenue commitments. The Compensation Committee has endorsed using the attainment of objectives under the management by objective policy as a method by which future executive performance can be measured.

    The KESIP was approved by the requisite vote of the Company's stockholders in November, 1995 and provided for the award of incentive and nonqualified stock options for up to 7% of the Company's Common Stock and Employee Preferred Stock as of December, 1995. In December, 1996, the Compensation Committee amended the KESIP to provide the amount of options available under the KESIP to be adjusted to 7% of the Company's Common Stock and Employee Preferred Stock outstanding at the start of each fiscal year. Based on a report of Towers, Perrin and input from others including executive search firms, comparing industry-wide stock option plans and the need to have options available to attract qualified senior management candidates, the KESIP was further amended on March 27, 1997, to provide the amount of options available to be adjusted to 14% of the Company's Common Stock and Employee Preferred Stock outstanding at the start of each fiscal year. The purpose of the KESIP is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's stockholders and by providing the participants with an incentive for outstanding performance.

    Mr. Erickson was President and Chief Executive Officer from January through December 16, 1996 and was compensated in accordance with the terms of the Memorandum of Understanding ("MOU") dated April 13, 1994 between Mr. Erickson and the Company. The MOU provided that Mr. Erickson's base salary would be reviewed annually, but he received the same base salary from April, 1994 until the effective date of his resignation on December 14, 1996. Certain provisions of his severance agreement are described above. No incentive payments were made to Mr. Erickson or any other of the named executives in 1996.

    Historically, the Company's policy regarding compensation for its executive officers has been based on consideration of a variety of factors and the exercise of the collective judgment of the Board of Directors. The Chief Executive Officer has typically proposed to the Board of Directors the amount and type of compensation for such officers. Factors considered by the CEO and the Board of Directors in making recommendations and decisions with regard to compensation included their subjective perception of an individual officer's performance, significant milestones achieved by the officer and the Company, gross margins, the nature of an officer's duties and responsibilities, the compensation paid to officers of companies competing with the Company (to the extent known) and a subjective assessment of the compensation the Company's officers could obtain in the market. While various components of the Company's performance were considered in setting compensation, other than the Restructuring Incentive Compensation Plan (which provided incentive payments to Messrs. Erickson, Magurno and Peiser upon the successful restructuring of the Company in 1995), compensation has not been formally tied to pre-established, fixed objective measures of Company performance, nor was any objective rank or weight attributed to specific measures of performance in setting compensation. However, as previously discussed herein, it is anticipated that an employment agreement will be signed by Mr. Gitner and TWA which will provide for the potential for an annual incentive cash bonus of up to $250,000 based upon the attainment by the Company during the calendar year of no less than four and no more than five objective measures of performance improvement, for example, meeting business plan, cost per available seat mile, revenue per available seat mile and cash flow. If the objectives are not achieved in any calendar year, no bonus will be paid. The objective measures have not yet been agreed upon for 1997.

    In November, 1993, the Company established a Compensation Committee to review and make recommendations to the full Board of Directors with respect to executive officer compensation and to set the salaries for executive officers. In 1993, Congress enacted Section 162(m) of the Code ("Section 162(m)"), effective for taxable years commencing 1994. This legislation generally limits the Company's deduction to $1 million per year per executive for certain compensation paid to each of its CEO and the four highest compensated executives other than the CEO named in the applicable proxy statement (the "covered executives"). The Code and current regulations issued under the Code contain exclusions from this limitation. In general, the regulations exclude from this limitation compensation that is calculated based on "objective" performance criteria (as defined). The regulations do not exclude from this limitation compensation that is calculated based on achievement of range of quantitative and qualitative criteria with full discretion by the Committee to evaluate performance. The limitations of Section 162(m) were not applicable to compensation paid by the Company to covered executives during 1996.

    The members of the Compensation Committee in January, 1996 were: James A. Lawrence, Chairman, Eugene P. Conese, Thomas H. Jacobsen, Myron Kaplan, Jewel Lafontant-Mankarious, William O'Driscoll and G. Joseph Reddington. Subsequent to the February 22, 1996 meeting, the Committee was reorganized to consist of:
Myron Kaplan, Chairman, John W. Bachmann, Eugene P. Conese, William M. Hoffman, Jewel Lafontant-Mankarious, James A. Lawrence and G. Joseph Reddington. Mr. Lawrence resigned as a Director, effective September 18, 1996.

    The following individuals were members of the Compensation Committee during some part of 1996 or are currently on the Compensation Committee:

          John W. Bachmann                          James A. Lawrence
          Eugene P. Conese                          Jewel Lafontant-Mankarious
          William M. Hoffman                        William O'Driscoll
          Thomas H. Jacobsen                        G. Joseph Reddington
          Myron Kaplan

                               PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total securityholder return on its Common Stock with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Airlines Group Index. The initial price point for the Common Stock was calculated using the opening price of $5.00 per share of Common Stock, traded on an "as issued" basis, on the American Stock Exchange as furnished to the Company by such exchange. The Common Stock was first issued on August 23, 1995.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------
                                     8/23/95         12/31/95        12/31/96
---------------------------------------------------------------------------------
 TRANS WORLD AIRLINES                  100            207.50          131.26
---------------------------------------------------------------------------------
 S&P 500 INDEX                         100            110.08          132.39
---------------------------------------------------------------------------------
 AIRLINES                              100            95.96           105.08
---------------------------------------------------------------------------------

                                AGENDA ITEM TWO

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    KPMG Peat Marwick LLP, independent auditors, were the auditors of the Company during the fiscal year ending December 31, 1996 and also have been selected by the Board of Directors to serve as auditors for the fiscal year ending December 31, 1997.

    The Board of Directors recommends to the stockholders their ratification of its selection of KPMG Peat Marwick LLP to audit the accounts of the Company and its subsidiaries for 1997. Accordingly, the following resolution will be offered at the Meeting:

    RESOLVED, that the appointment by the Board of Directors of KPMG Peat Marwick LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1997 be, and hereby is, ratified and approved.

    In the event the holders of Voting Stock fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such change would be in the best interests of the Company and its stockholders.

    The firm (as principal accountant for the current year and also the most recently completed fiscal year) will be represented at the Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in the ownership with the SEC and to furnish the Company with copies.

    Based upon its review of the copies of such forms received by it or written representation from certain reporting persons, the Company believes that during the last fiscal year all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

     AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

    Copies of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which includes certain financial information about the Company, are currently being mailed, together with this Proxy Statement to the Company's stockholders. ADDITIONAL COPIES OF SUCH ANNUAL REPORT ALONG WITH COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SEC (EXCLUSIVE OF EXHIBITS AND DOCUMENTS INCORPORATED BY REFERENCE), ARE AVAILABLE TO STOCKHOLDERS WHO MAKE WRITTEN REQUEST THEREFOR ADDRESSED TO: CORPORATE SECRETARY, ONE CITY CENTRE, 18TH FLOOR, 515 N. SIXTH STREET, ST. LOUIS, MISSOURI 63101. COPIES OF THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE. COPIES OF EXHIBITS AND BASIC DOCUMENTS FILED WITH THE ANNUAL REPORT ON FORM 10-K OR REFERENCED THEREIN WILL BE FURNISHED TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH DOCUMENTS.

                                 OTHER MATTERS

    Management does not intend to present to the Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.

                             STOCKHOLDER PROPOSALS

    If the proxy statement relating to next year's annual meeting is released to the Company's security holders on the anniversary of the date on which this Proxy Statement and Form of Proxy are so released, any proposal to be presented at next year's annual meeting must be received at the principal executive offices of the Company not later than December 21, 1997. Any such proposals should be directed to the attention of the Corporate Secretary for consideration for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

                       TRANS WORLD AIRLINES, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 1997, and does hereby appoint William Winpisinger and Myron Kaplan, and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Trans World Airlines, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Trans World Airlines, Inc. to be held at America's Center, 801 Convention Plaza, St. Louis, Missouri, 63101, at 10:00 a.m. local time, on May 29, 1997, and at any adjournment(s) thereof.

1. PROPOSAL 1: Election of Class I Directors

      FOR all nominees listed below               WITHHOLD AUTHORITY to vote
      (except as marked to the contrary below)    for all nominees listed below

                    / /                                       / /

         NOMINEES: John W. Bachmann, William F. Compton, Eugene P. Conese,
                 General Merrill A. McPeak and Blanche M. Touhill.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. PROPOSAL 2: Ratification of KPMG Peat Marwick LLP as Independent Accountants

            FOR                       AGAINST                    ABSTAIN

           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

    This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of Proposals 1 and 2.

                                           ___________ Shares Common Stock

                                                 Date:         , 1997

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON, AND WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. IF THE SIGNATORY IS A CORPORATION, SIGN THE FULL CORPORATION NAME BY A DULY AUTHORIZED OFFICER.

                                APPENDIX

    Page 25 of the printed proxy contains a Performance Graph. The information contained in said graph is depicted in the table immediately following the graph.